EXHIBIT 99.1
COLUMBIA
LABORATORIES, INC

354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039

TEL: (973) 994-3999
FAX: (973) 994-3001

NEWS

Contact:	David Weinberg	Melody A. Carey
	Chief Financial Officer	Rx Communications Group, LLC
	(973) 486-8833	(917) 322-2571

FOR IMMEDIATE RELEASE
COLUMBIA LABORATORIES REPORTS
THIRD QUARTER 2005 RESULTS

Net revenues up 28%, operating expenses down 41% from prior year period

LIVINGSTON, NJ— November 7, 2005—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced results for the third quarter ended September 30, 2005. Financial highlights of the quarter include:

•	Net revenues of $6.5 million, a 28% increase from $5.1 in the third quarter of 2004, and a 3% increase from $6.3 million in the second quarter of 2005

•	Operating expenses of $4.8 million, a 41% decrease from $8.1 million in the third quarter of 2004, and a 5% decrease from $5.0 million in the second quarter of 2005

•	Loss from operations of $650,000, an improvement from loss from operations of $5.2 million in the third quarter of 2004, and from $959,000 in the second quarter of 2005

•	Net loss of $1.3 million, an improvement from net loss of $6.0 million in the third quarter of 2004, and from $1.6 million in the second quarter of 2005

•
Net loss per basic and diluted share of $0.03, an improvement from a net loss per basic and diluted share of $0.14 in the third quarter of 2004, and from a net loss per basic and diluted share of $0.04 in the second quarter of 2005

“The successful implementation of operational efficiencies positively impacted our financial results,” stated Fred Wilkinson, Columbia’s president and chief executive officer. “For the past three quarters we have consistently increased revenues and decreased operating expenses, both of which are in line with our expectations for year end 2005.”

Recent operational highlights include:

•	Continued improvement in enrollment in the Prochieve® preterm study, albeit at a slower than anticipated rate

•	Successful completion of a pharmacokinetics study for lidocaine vaginal gel for the prevention and treatment of dysmenorrhea

•	Two new independent directors elected to the Company’s board

During the third quarter, Columbia implemented new strategies to accelerate recruiting and enrollment of patients in its Prochieve® preterm study, which is designed to show the effect of Prochieve® 8% in reducing the incidence of preterm delivery in women who are predisposed to this problem. Fifteen additional study centers were added during the past three months bringing the total number of centers to 48. The Company also supports the study centers through a publicity campaign that includes the distribution of a video news release (VNR) about the study and preterm birth, local television and radio advertising, telemarketing to referral physicians, national advertising on the Discovery Health cable network, newspaper and journal advertising, and Internet links to the study web page. This publicity campaign, coupled with the increase in the number of study centers, helped Columbia achieve the highest monthly patient enrollments to date in September, and again in October.

Columbia now anticipates that, as a result of the publicity campaign and other support activities, enrollment in the preterm study will continue to accelerate and will be completed by the end of first quarter, 2006. However, should the Company experience additional delays in recruiting at some of the new study centers, continued reluctance of some obstetricians to refer their patients, and lower than anticipated willingness by eligible patients to enroll in a placebo-controlled study, completion of enrollment could extend beyond the first quarter. The Company now expects, if positive results are obtained, to file with the FDA for a label indication in the second half of 2006. Columbia continues to evaluate the possibility of conducting an interim analysis of the study, which could permit the Company to complete the trial with fewer patients and on an earlier timeframe.

Columbia recently announced the successful completion of a pharmacokinetics study for its lidocaine vaginal gel for the prevention and treatment of dysmenorrhea and pelvic pain. The study evaluated both the blood levels obtained by, as well as the relative safety from, three doses of lidocaine formulated with Columbia’s patented bioadhesive vaginal gel. Based on those results a Phase II study is scheduled to start in the fourth quarter of 2005.

Also, Columbia recently strengthened its Board of Directors through the election of Valerie L. Andrews and James S. Crofton. Both are independent directors and bring to seven the number of independent directors on the Company’s eight-person Board.

Financial Overview
Net revenues for the third quarter of 2005 were $6.5 million, up from $5.1 million in the third quarter of 2004. Net revenues for the first and second quarters of 2005 were $4.3 million and $6.3 million, respectively. Net revenues from Promoted Products were $2.3 million in the third quarter of 2005 as compared with $3.6 million in the third quarter of 2004, primarily as a result of lower purchases of both Striant® and the Prochieve® line of products by trade customers. Net revenues from Partnered Products were $4.2 million in the third quarter of 2005 as compared with $1.5 million in the third quarter of 2004, primarily due to an increase in the sale of RepHresh® and Crinone® to our marketing partners.

Gross profit as a percentage of net sales was 63% in the third quarter of 2005, versus 57% in the third quarter of 2004. The higher percentage resulted from an increase in overall production and a change in product mix in the third quarter of 2005. The gross profit margins in the first and second quarters of 2005 were 58% and 65%, respectively.

Selling and distribution expenses were $1.7 million in the third quarter of 2005, a 67% decrease from $5.2 million in the third quarter of 2004, reflecting decreased sales force costs for promotion of the Company’s products in the United States which resulted from the February 2005 sales force and marketing restructuring and concurrent reduction of the sales force from approximately 80 persons in the third quarter of 2004 to approximately 28 persons in the third quarter of 2005. Selling and distribution expenses for the first and second quarters of 2005 were $2.9 million and $2.1 million, respectively.

General and administration costs decreased 14% to $1.6 million in the third quarter of 2005 from $1.9 million a year ago. The reduction in expenses was primarily the result of a decrease in insurance premiums. General and administrative costs for the first and second quarters of 2005 were $1.8 million and $1.7 million, respectively.

Research and development costs were $1.5 million in the third quarter of 2005, a 43% increase from $1.0 million in third quarter of 2004. The increase is primarily related to an increase in the on-going Phase III trial for Prochieve® 8% in preventing preterm delivery in pregnant women who are at high risk. These increased costs were offset by a reduction in the costs of outside consultants.

As a result, for the third quarter of 2005 the Company reported a net loss of $1.3 million, or $0.03 per basic and diluted share, as compared to a net loss of $6.0 million, or $0.14 per basic and diluted share, in the third quarter of 2004.

As of September 30, 2005, Columbia had cash and cash equivalents of $7.2 million.

Outlook
The third quarter net loss from operations of $650,000 and the first nine months net loss from operations of $5.2 million are in line with the Company’s previously projected net loss from operations of between $3.0 million and $6.0 million for fiscal year 2005. Third quarter net revenues of $6.5 million and the first nine months net revenues of $17.1 million are also in line with the Company’s previously projected revenue range of $22 million to $28 million for fiscal year 2005.

With respect to fiscal year 2005, the Company is now narrowing its anticipated revenue range to between $22 million and $25 million and its net loss from operations range to between $5.0 million and $6.0 million. The Company now anticipates revenues from Partnered Products in the range of $15 to $16 million, and revenue from Promoted Products in the range of $7 to $9 million, for fiscal year 2005.

Quarterly Conference Call
As previously announced, Columbia Laboratories will hold a conference call on November 7, 2005 at 12:00 noon ET to review financial results of the third quarter ended September 30, 2005.

Access information
Date:	November 7, 2005
Time:	12:00 noon ET
U.S./Canada dial-in number:	(866) 202-3109
International dial-in number:	(617) 213-8844
Access code:	26374633
Live webcast:	www.columbialabs.com, under the investors or events tabs

A recording of the conference call will be available two hours after completion until November 14, 2005 at 11:59 PM ET at (888) 286-8010 (U.S.) and (617) 801-6888 (International). The replay password is 98222378. The webcast will be archived for on-demand listening for one year on Columbia Laboratories website, www.columbialabs.com.

About Prochieve® 8% (progesterone gel) and Preterm Delivery
The Company is conducting a multi-center, randomized, double-blinded, placebo-controlled Phase III clinical study designed to assess the efficacy, safety, and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm delivery. The study protocol defines ‘at risk’ patients as those with a history of a spontaneous preterm delivery or a cervical length of ≤2.5 cm (as measured by transvaginal ultrasound) with the current pregnancy. Under the study protocol, patients are treated with either Prochieve 8% or placebo for approximately seventeen weeks, or until delivery. Treatment is initiated between 18 and 22 weeks gestation. The primary endpoint is time to delivery.

The Prochieve study is designed to enroll 636 patients, and is currently enrolling patients at 48 study centers worldwide. Please visit www.PretermDeliveryTrial.com for additional information or to see if you may be eligible to participate in this study. Pregnant women who have had a prior preterm birth and who may wish to participate in the study, but who do not have Internet access, may contact Columbia Laboratories toll-free at 866-566-5636.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the Company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve® 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, anticipated revenues, net loss from operations, attainment of quarterly profitability, as well as Columbia Laboratories, Inc.’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Striant®, Prochieve® 8% and Prochieve® 4% in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely receipt of the national marketing authorizations and individual licenses for Striant® in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the timely and successful completion of clinical studies, including the Prochieve® 8% study for preventing preterm delivery and lidocaine vaginal gel studies; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve® 8% from the FDA; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission.  Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant®, Prochieve® and Crinone® are registered trademarks of Columbia Laboratories, Inc.

Financial Tables to Follow

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2005	2004	2005	2004
NET REVENUES	$17,148,364	$14,296,456	$6,533,942	$5,092,819
COST OF REVENUES	6,452,554	5,685,011	2,390,114	2,182,140
Gross profit	10,695,810	8,611,445	4,143,828	2,910,679

OPERATING EXPENSES:
Selling and distribution	6,700,682	14,958,153	1,700,286	5,210,005
General and administrative	5,163,342	5,687,018	1,640,620	1,904,281
Research and development	3,993,397	4,072,932	1,452,575	1,016,269
Total operating expenses	15,857,421	24,718,103	4,793,481	8,130,555
Loss from operations	(5,161,611)	(16,106,658)	(649,653)	(5,219,876)
OTHER INCOME (EXPENSE):
Interest income	127,995	182,321	41,596	63,345
Interest expense	(2,031,630)	(2,206,489)	(665,664)	(770,953)
Loss on sale of intangible assets	-	(577,917)	-	-
Other, net	(21,439)	(131,205)	(8,221)	(54,355)
	(1,925,074)	(2,733,290)	(632,289)	(761,963)
Net loss	$(7,086,685)	$(18,839,948)	$(1,281,942)	$(5,981,839)
NET LOSS PER COMMON SHARE:	$(0.17)	$(0.47)	$(0.03)	$(0.14)
(Basic and diluted)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSHANDING:	41,751,934	40,726,264	41,751,934	41,751,934
(Basic and diluted)

 COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets-
Cash and cash equivalents	$7,202,394	$19,781,591
Accounts receivable, net	6,232,910	4,260,379
Inventories	2,160,898	2,742,544
Prepaid expenses and other current assets	675,739	1,155,673
Total current assets	16,271,941	27,940,187
Property and equipment, net	1,065,102	1,207,041

Other assets	120,101	121,140
TOTAL ASSETS	$17,457,144	$29,268,368

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Note payable	$	---	$10,000,000
Current portion of financing agreements		995,790	2,753,486
Accounts payable		2,539,479	2,772,107
Accrued sales returns and other accrued expenses		2,524,508	3,111,198
Total current liabilities		6,059,777	18,636,791
Deferred revenue		4,204,608	4,239,060
Long-term portion of financing agreements		20,085,444	18,923,440
TOTAL LIABILITIES		30,349,829	41,799,291

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2005 and 2004	1	1
Series C Convertible Preferred Stock, 3,250 shares issued and outstanding in 2005 and 2004	32	32
Series E Convertible Preferred Stock, 69,000 shares issued and outstanding in 2005	690
Common stock, $0.01 par value; 100,000,000 authorized: 41,751,934 shares issued and outstanding in 2005 and 2004	417,519	417,519
Capital in excess of par value	175,371,709	168,587,536
Accumulated deficit	(188,864,523)	(181,777,838)
Accumulated other comprehensive income	181,887	241,827
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(12,892,685)	(12,530,923)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$17,457,144	$29,268,368
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